Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of ASIA CORK INC. on Amendment No. 1 to Form 10-Q for the period ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof, I, Yi Tong, Principal Accounting Officer of the Company,  certify, pursuant to 18 U.S.C.  ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 30, 2009

By: /s/ Yi Tong______________________________

      Yi Tong, CFO and Principal Accounting Officer